Exhibit 5.1

	Invesco Ltd. 1331 Spring Street NW Suite 2500 Atlanta, Georgia 30309 United States of America	Email jwilson@applebyglobal.com Direct Dial +1 441 298 3559 Tel +1 441 295 2244 Fax +1 441 292 8666 Your Ref Appleby Ref 137506.0045/JW/KC 31 July 2024
Dear Sirs

Bermuda Office Appleby (Bermuda) Limited Canon’s Court 22 Victoria Street PO Box HM 1179 Hamilton HM EX Bermuda Tel +1 441 295 2244

Invesco Ltd. (Company)

INTRODUCTION

This opinion as to Bermuda law is addressed to you in connection with the filing by the Company with the Securities and Exchange Commission (SEC) under the Securities Act of 1933, as amended (Securities Act) of a Registration Statement on Form S-3 (Registration Statement) with respect to the issue by the Company from time to time and in one or more offerings of securities comprising Common Shares, Preference Shares, Debt Securities, Guarantees of Debt Securities, Subscription Rights and Warrants (Securities) (all as described in the Registration Statement, and collectively referred to as Securities Offerings).

OUR REVIEW

For the purposes of giving this opinion we have examined and relied upon the Registration Statement and the documents listed in Part 2 of Schedule 1 to this opinion (Documents). We have not examined any other documents, even if they are referred to in the Documents.

For the purposes of giving this opinion we have carried out the Company Search and the Litigation Search described in Part 3 of Schedule 1.

We have not made any other enquiries concerning the Company and in particular we have not investigated or verified any matter of fact or representation (whether set out in any of the Registration Statement or elsewhere) other than as expressly stated in this opinion.

Unless otherwise defined herein, capitalised terms have the meanings assigned to them in the Registration Statement.

LIMITATIONS

Our opinion is limited to, and should be construed in accordance with, the laws of Bermuda at the date of this opinion. We express no opinion on the laws of any other jurisdiction.

This opinion is strictly limited to the matters stated in it and does not extend to, and is not to be extended by implication, to any other matters. We express no opinion on the commercial implications of the Documents or whether they give effect to the commercial intentions of the parties.

Except with our prior written consent, this opinion may not be transmitted or disclosed to any other person or be relied upon for any other purpose whatsoever, save as, and to the extent provided, below.

We consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement but it is not to be made available, or relied on, for any other purpose, nor quoted or referred to in any public document nor filed with any governmental agency or person (other than the SEC in connection with the Registration Statement), without our prior written consent except as may be required by law or regulatory authority. As Bermuda attorneys, however, we are not qualified to opine on matters of law of any jurisdiction other than Bermuda, and accordingly do not admit to being an expert within the meaning of the Securities Act.

ASSUMPTIONS AND RESERVATIONS

We give the following opinions on the basis of the assumptions set out in Schedule 2 (Assumptions), which we have not verified, and subject to the reservations set out in Schedule 3 (Reservations).

OPINIONS

1.  Incorporation and Status: The Company is incorporated as an exempted company limited by shares and existing under the laws of Bermuda and is a separate legal entity. The Company is in good standing with the Registrar of Companies of Bermuda.

2.  Securities: When duly authorised, allotted, issued and fully paid for pursuant to the terms of the Resolutions, and any other requisite resolutions of the board of directors of the Company in respect of any Common Shares and Preference Shares, and in accordance with the terms and conditions referred to or summarised in the Registration Statement and in any prospectus supplement issued pursuant to and as contemplated by the Registration Statement, the Common Shares and Preference Shares (including any Common Shares or Preference Shares duly issued upon the exercise of Warrants or Subscription Rights) will be validly issued, fully paid and non-assessable shares in the capital of the Company.

3.   Securities Offerings: The Company has all the requisite corporate power to enter into, execute, deliver and perform its obligations under the Securities Offerings to which it may become a party and to take all actions as may be necessary to complete the transactions contemplated thereby.

4.   Notice to Public: By Notice to the Public published by the Bermuda Monetary Authority on 1 June 2005 (Exchange Control Notice), general permission pursuant to the Exchange Control Act 1972 and the Exchange Control Regulations 1973 made thereunder was given by the Bermuda Monetary Authority for the issue and subsequent transfer of any securities of a Bermuda company from and/or to a non-resident, where any ‘Equity Securities’, as defined in the Exchange Control Notice, are listed on an appointed stock exchange, which includes the NASDAQ Global Select Market.

Yours faithfully

/s/ Appleby (Bermuda) Limited

Appleby (Bermuda) Limited

SCHEDULE 1

Part 1

The Registration Statement

1.  A copy, in PDF format of the final form of the Registration Statement dated 31 July 2024, excluding the documents incorporated by reference therein. (Registration Statement)

Part 2

Documents Examined

1.  A certified copy of the certificate of incorporation of the Company dated 13th September 2007 (Certificate of Incorporation).

2.  A copy of the memorandum of association and bye-laws of the Company adopted on 11 May 2017 and certified as a true copy by the resident representative on 30 July 2024 (together the Constitutional Documents).

3.  A Certificate of Compliance, dated 31 July 2024 issued by the Registrar of Companies in respect of the Company (Certificate of Compliance).

4.  Certified extracts of the resolutions of the Board of Directors of the Company (Board) adopted on 11 July 2024 (Board Resolutions).

5.  A copy of the Register of Directors and Officers of the Company certified as a true copy on 30 July 2024 (Register of Directors and Officers).

6.  A copy of the results of the Litigation Search.

7.  A copy of the results of the Company Search.

8.  A certified copy of the Foreign Exchange Letter, dated 4 January 1995, issued by the Bermuda Monetary Authority, Hamilton Bermuda in relation to the Company (Foreign Exchange Letter).

9.  A certified copy of the Tax Assurance Certificate, dated 22 February 2021, issued by the Registrar of Companies for the Minister of Finance in relation to the Company (Tax Assurance).

10.  A PDF copy of the Notice to the Public issued by the Bermuda Monetary Authority on 1 June 2005.

Part 3

Searches

1.  A search of the entries and filings shown and available for inspection in respect of the Company in the register of charges and on the file of the Company maintained in the register of companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search conducted on 31 July 2024 (Company Search).

2.  A search of the entries and filings shown and available for inspection in respect of the Company in the Cause and Judgement Book of the Supreme Court maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search conducted on 31 July 2024 (Litigation Search).

SCHEDULE 2

Assumptions

We have assumed:

1.  (i) that the originals of all documents examined in connection with this opinion are authentic, accurate and complete; and (ii) the authenticity, accuracy completeness and conformity to original documents of all documents submitted to us as copies;

2.  that the Registration Statement and other documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

3.  that there has been no change to the information contained in the Certificate of Incorporation or to the Constitutional Documents;

4.  that the signatures and seals on all documents and certificates submitted to us as originals or copies of executed originals are genuine and authentic, and the signatures on all documents executed by the Company are the signatures of the persons authorised to execute the documents by the Company;

5.  the truth, accuracy and completeness of all representations and warranties or statements of fact or law (other than as to the laws of Bermuda in respect of matters upon which we have expressly opined) made in the Registration Statement and any correspondence submitted to us;

6.  that: (i) the Registration Statement is in the form of the documents approved in the Resolutions; (ii) any meetings at which Resolutions were passed were duly convened and had a duly constituted quorum present and voting throughout; (iii) all interests of the directors on the subject matter of the Resolutions, if any, were declared and disclosed in accordance with the law and Constitutional Documents; and (iv) the Resolutions have not been revoked, amended or superseded, in whole or in part, and remain in full force and effect at the date of this opinion; and (v) the directors of the Company have concluded that the entry by the Company into the Registration Statement and such other documents approved by the Resolutions and the transactions contemplated thereby are bona fide in the best interests of the Company;

7.  that there is no matter affecting the authority of the directors issue the Registration Statement including breach of duty or lack of good faith which would have any adverse implications in relation to the opinions expressed in this opinion;

8.  that the Company has entered into its obligations under the Registration Statement in good faith for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the transactions contemplated by the Registration Statement would benefit the Company;

9.  that at the time of any issue and sale of any Securities, such Securities will be listed on an “appointed stock exchange” as understood under Bermuda law, or permission will have otherwise been given by the Bermuda Monetary Authority for the issue and if necessary, transfer of the relevant Securities;

10.  that at the time of the issue of any shares of the Company which are comprised in the Securities, the Company will have sufficient authorised and unissued share capital and will hold any relevant necessary permissions or directions of the Bermuda Monetary Authority, the Registrar of Companies and/or the Minister of Finance, or such ministry’s successor (as applicable) for such issue and sale;

11.  that any supplemental prospectus prepared in relation to the offer of any of the Securities, as contemplated by the Registration Statement, will have been duly authorised by the board of directors of the Company and will comply with and have been prepared in accordance with all relevant legislation and the Constitutional Documents; and

12.  that any contracts or instruments, including but not limited to indentures and warrant instruments, prepared in relation to the offer and creation of any of the Securities, as contemplated by the Registration Statement, will comply with and have been prepared in accordance with all relevant legislation and the Constitutional Documents, and will constitute legal, valid and binding obligations of each of the parties therefore, enforceable in accordance with their terms, under the laws by which they are governed.

SCHEDULE 3

Reservations

Our opinion is subject to the following:

1.  Bermuda Law: We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

2.  Enforcement: Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

3.  Good Standing: The term “good standing” means that the Company has received a Certificate of Compliance from the Registrar of Companies.

4.  Non-assessable: Any reference in this opinion to shares being “non-assessable” shall mean, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between such Company and the holder of shares, that: no shareholder shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-Laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.